    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2000


                                                      REGISTRATION NO. 333-94291


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                INTELISPAN, INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         WASHINGTON                      7379                      91-1738902
(STATE OR OTHER JURISDICTION (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
    OF INCORPORATION OR      CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)
        ORGANIZATION)

                       2151 EAST BROADWAY ROAD, SUITE 211
                              TEMPE, ARIZONA 85282
                                 (480) 446-3200
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------


                                 JAMES D. SHOOK



                 VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY

                       2151 EAST BROADWAY ROAD, SUITE 211
                              TEMPE, ARIZONA 85282
                                 (480) 446-3200
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                              ROBERT S. KANT, ESQ.


                              JEAN E. HARRIS, ESQ.


                              SCOTT K. WEISS, ESQ.


                           GREENBERG TRAURIG, L.L.P.

                               ONE EAST CAMELBACK
                          PHOENIX, ARIZONA 85012-1656
                                 (602) 263-2300

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 27.  EXHIBITS.


EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  3.1     Amended and Restated Articles of Incorporation of the
          Registrant
  3.2     Bylaws of the Registrant
  4.1     Specimen of Common Stock Certificate
  4.2     Specimen of Series A 10% Convertible Participating Preferred
          Stock Certificate
    5     Opinion of Greenberg Traurig, a partnership of limited
          liability entities*
 10.1     Data Communication Products or Services Agreement dated
          April 9, 1998 (and the Terms and Conditions attached thereto dated February 1998) by and between GridNet International,
          Inc. and the Registrant*
 10.2     Information Technology Supply Agreement dated September 10,
          1997 between Contego, LLC and Security Domain Pty Limited
 10.3     Strategic Alliance Agreement dated December 11, 1997 by and between Contego, LLC and GridNet International, Inc.*
 10.4     Distributor Agreement dated January 15, 1999 between
          Contego, LLC and the Registrant
 10.5     Software License and Distribution Agreement dated June 18,
          1998 by and between the Registrant and Cyclone Software
          Corporation**
 10.6     Altiga Networks, Inc. Authorized Distributor Agreement dated
          June 23, 1999 between Altiga Networks, Inc. and the
          Registrant*
 10.7     Performance Equity Plan**
 10.8     The Registrant's Severance Plan and Summary Plan
          Description**
 23.1     Consent of Greenberg Traurig, a partnership of limited
          liability entities (included in Exhibit 5)*
 23.2     Consent of KPMG LLP**
 23.3     Consents of Proposed Directors
   24     Power of Attorney of Directors and Executive Officers
          (included on Signature Page of the Registration Statement)**
 27.1     Financial Data Schedule for Fiscal Year Ended December 31,
          1997**
 27.2     Financial Data Schedule for Nine Months Ended September 30,
          1998**
 27.3     Financial Data Schedule for Fiscal Year Ended December 31,
          1998**
 27.4     Financial Data Schedule for Nine Months Ended September 30,
          1999**


-------------------------

 * To be filed by amendment.


** Previously filed.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Tempe, state of Arizona, on January 24, 2000.


                                          INTELISPAN, INC.

                                          By: /s/ TRAVIS LEE PROVOW
                                            ------------------------------------
                                              Travis Lee Provow
                                              President and Chief Executive
                                              Officer
                                                (Principal Executive Officer)


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



               /s/ TRAVIS LEE PROVOW                 President, Chief Executive      January 24, 2000
---------------------------------------------------    Officer, and Director
                 Travis Lee Provow                     (Principal Executive
                                                       Officer)

                         *                           Vice Chairman of the Board      January 24, 2000
---------------------------------------------------    of Directors
                  Peter A. Nelson

                         *                           Controller (Principal           January 24, 2000
---------------------------------------------------    Accounting Officer)
                 Brenda S. Plagge

            *By: /s/ TRAVIS LEE PROVOW
  ----------------------------------------------
                 Travis Lee Provow
                 Attorney-in-fact

                                 EXHIBIT INDEX



EXHIBIT
  NO.
-------
  3.1     Amended and Restated Articles of Incorporation of the
          Registrant
  3.2     Bylaws of the Registrant
  4.1     Specimen of Common Stock Certificate
  4.2     Specimen of Series A 10% Convertible Participating Preferred
          Stock Certificate
    5     Opinion of Greenberg Traurig, a partnership of limited
          liability entities*
 10.1     Data Communication Products or Services Agreement dated
          April 9, 1998 (and the Terms and Conditions attached thereto dated February 1998) by and between GridNet International,
          Inc. and the Registrant*
 10.2     Information Technology Supply Agreement dated September 10,
          1997 between Contego, LLC and Security Domain Pty Limited
 10.3     Strategic Alliance Agreement dated December 11, 1997 by and between Contego, LLC and GridNet International, Inc.*
 10.4     Distributor Agreement dated January 15, 1999 between
          Contego, LLC and the Registrant
 10.5     Software License and Distribution Agreement dated June 18,
          1998 by and between the Registrant and Cyclone Software
          Corporation**
 10.6     Altiga Networks, Inc. Authorized Distributor Agreement dated
          June 23, 1999 between Altiga Networks, Inc. and the
          Registrant*
 10.7     Performance Equity Plan**
 10.8     The Registrant's Severance Plan and Summary Plan
          Description**
 23.1     Consent of Greenberg Traurig, a partnership of limited
          liability entities (included in Exhibit 5)*
 23.2     Consent of KPMG LLP**
 23.3     Consents of Proposed Directors
   24     Power of Attorney of Directors and Executive Officers
          (included on Signature Page of the Registration Statement)**
 27.1     Financial Data Schedule for Fiscal Year Ended December 31,
          1997**
 27.2     Financial Data Schedule for Nine Months Ended September 30,
          1998**
 27.3     Financial Data Schedule for Fiscal Year Ended December 31,
          1998**
 27.4     Financial Data Schedule for Nine Months Ended September 30,
          1999**


-------------------------

 * To be filed by amendment.


** Previously filed.